UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant                                                         ☐ Filed by a Party other than the Registrant

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☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

NORFOLK SOUTHERN CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐ Fee paid previously with preliminary materials:
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SUPPLEMENT TO THE PROXY STATEMENT DATED MARCH 22, 2017
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 11, 2017

This Supplement provides updated information with respect to the 2017 Annual Meeting of Shareholders (the “Annual Meeting”) of Norfolk Southern Corporation (“Norfolk Southern”) to be held on Thursday, May 11, 2017.
On March 22, 2017, Norfolk Southern commenced distributing to its shareholders a Notice of the 2017 Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement describes a recent change in the proposed nominees for election to the Board of Directors for Norfolk Southern (the “Board”) and should be read in conjunction with the Notice and Proxy Statement. Except as described in this Supplement, the information provided in the Notice and Proxy Statement continues to apply and should be considered in voting your shares.
On March 27, 2017, Robert A. Bradway, a member of the Board, confirmed with the Board that he is not standing as a nominee for re-election as a Director at the Annual Meeting.
To align with the number of nominees for re-election and consistent with the terms of Norfolk Southern’s Bylaws, on March 28, 2017, the Board reduced the size of the Board from thirteen to twelve members, effective as of the election of Directors by the shareholders at the Annual Meeting. No other nominees for election at the Annual Meeting will be named.
Voting Matters
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by shareholders will remain valid and will be voted at the annual meeting unless revoked. Shares represented by proxy cards or voting instructions returned before the Annual Meeting will be voted for the Directors nominated by the Board as instructed on the card or form, except that votes will not be cast for Mr. Bradway. If you have not yet returned your proxy card or submitted your voting instructions, please complete your card or submit instructions, disregarding Mr. Bradway’s name as a nominee for election as Director.
None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting cards or voting instructions returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the card or form.
Information regarding how to vote your shares is available in the Proxy Statement.

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  March 28, 2017